UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2013

 Limoneira Company

(Exact name of registrant as specified in its charter)

Delaware	001-34755	77-0260692
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of incorporation)		No.)

1141 Cummings Road

Santa Paula, CA 93060

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (805) 525-5541

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations
Item 1.01	Entry into a Material Definitive Agreement

The information included under Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Section 8	Other Events
Item 8.01	Other Events

On September 27, 2013, Limoneira Company, a Delaware Corporation (the “Company”), entered into a Purchase and Sale Agreement and Joint Escrow Instructions (the “Purchase Agreement”) with Sun World International, LLC, a Delaware limited liability company (“Sun World”). Pursuant to the Purchase Agreement, on October 11, 2013, the Company acquired from Sun World approximately 760 acres of land located in Tulare County, California, certain items of personal property associated with the land and certain rights to receive water supply to the land (collectively, the “Property”). The Company paid for the acquisition in a total combined amount of $8,750,000, which consists of the purchase price of $8,500,000 and the reimbursement to Sun World of certain cultural costs incurred for lemon crop in a total amount of $250,000.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

On October 14, 2013, the Company issued a press release announcing the consummation of the acquisition of the Property, a copy of which is filed herewith as Exhibit 99.1 hereto.

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Purchase and Sale Agreement and Joint Escrow Instructions, dated as of September 27, 2013, by and between Sun World International, LLC and Limoneira Company

99.1	Limoneira press release dated October 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2013	LIMONEIRA COMPANY

	By:	/s/ Joseph D. Rumley
Joseph D. Rumley
Chief Financial Officer, Treasurer and Corporate Secretary